AMENDMENT NO. 3

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of February ___, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Funds, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to add the following series portfolios - Invesco Alternative Opportunities Fund, Invesco Commodities Alpha Fund, Invesco FX Alpha Plus Strategy Fund, Invesco FX Alpha Strategy Fund, Invesco Global Advantage Fund, Invesco Global Dividend Growth Securities Fund, Invesco Health Sciences Fund, Invesco International Growth Equity Fund, Invesco Pacific Growth Fund, Invesco Van Kampen Emerging Markets Fund, Invesco Van Kampen Global Bond Fund, Invesco Van Kampen Global Equity Allocation Fund, Invesco Van Kampen Global Franchise Fund, Invesco Van Kampen Global Tactical Asset Allocation Fund, Invesco Van Kampen International Advantage Fund and Invesco Van Kampen International Growth Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
AIM Balanced-Risk Allocation Fund
AIM China Fund
AIM Developing Markets Fund
AIM Global Health Care Fund
AIM International Total Return Fund
AIM Japan Fund
AIM LIBOR Alpha Fund
AIM Trimark Endeavor Fund
AIM Trimark Fund
AIM Trimark Small Companies Fund
Invesco Alternative Opportunities Fund
Invesco Commodities Alpha Fund
Invesco FX Alpha Plus Strategy Fund
Invesco FX Alpha Strategy Fund
Invesco Global Advantage Fund
Invesco Global Dividend Growth Securities Fund
Invesco Health Sciences Fund
Invesco International Growth Equity Fund
Invesco Pacific Growth Fund
Invesco Van Kampen Emerging Markets Fund

Invesco Van Kampen Global Bond Fund
Invesco Van Kampen Global Equity Allocation Fund
Invesco Van Kampen Global Franchise Fund
Invesco Van Kampen Global Tactical Asset Allocation Fund
Invesco Van Kampen International Advantage Fund
Invesco Van Kampen International Growth Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO TRIMARK LTD.

Sub-Adviser

By:

Name:

Title:

By:

Name:

Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:

Name:

Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:

Name:

Title:

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO HONG KONG LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:

Name:

Title:

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